Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 24, 2025, with respect to the financial statements of Fundrise Real Estate Interval Fund, LLC as of December 31, 2024, incorporated herein by reference, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information, “Financial Highlights” in the Prospectus, and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
April 25, 2025